UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

680 Fifth Ave., 21st Floor New York, NY 10019
(Address of principal executive offices)

646-512-9054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Lessen as Chief Financial Officer and Chief Operating Officer, Treasurer and Secretary

On May 4, 2020, David Lessen, the Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Treasurer and Secretary of StHealth Capital Investment Corporation (the “Company”) submitted his resignation from his positions with the Company, effective as of such date. The departure of Mr. Lessen was not related to any disagreement with the Company’s operations, policies or practices.

Following the abovementioned transition, the Company retained the vacancy for the position of COO, which will be filled at such time as the Company deems it in its best interests to do so.

Appointment of Frederick Alger Boyer, Jr. as Chief Financial Officer, Treasurer and Secretary

On May 8, 2020, the members of the Board of Directors (the “Board”) of the Company appointed Frederick Alger Boyer, Jr. as CFO, Treasurer and Secretary of the Company. The appointment is effective as of such date.

Biographical Information for the new Chief Financial Officer, Treasurer and Secretary

The biographical information of Mr. Boyer is set forth below:

Frederick Alger Boyer, Jr. has over 25 years of Wall Street experience working on both the investment side as well as the banking side of the business. Most recently he served as Head of Equities for the New York based investment bank, H.C. Wainwright & Co., where he managed efforts in capital markets, sales, & trading. Prior to that, he worked on a merchant banking team at T.R. Winston with Dr. Scott Gottlieb (former commissioner of the FDA). Earlier in his career, he supervised teams at Rodman & Renshaw, Oppenheimer, Piper Jaffray, and Credit Suisse in New York, San Francisco and Minneapolis. In his various roles, he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses. He is a graduate of the University of California at Berkeley.

Mr. Boyer has recently served as President & CEO of Advance Care Medical, Inc. which is developing the largest network of comprehensive care facilities in the United States. Advance Care is based in Dallas, Texas.

During his Wall Street career, Mr. Boyer provided guidance to hundreds of life science companies in formulating financing strategies to address their needs during their corporate lifecycle. These include: initial funding, development funding, crossover funding, IPOs, Secondaries, M&A, and Royalty solutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2020

StHealth Capital Investment Corporation

/s/ Derek Taller
Derek Taller
President & Chief Executive Officer